Exhibit 10.11

CRITEO

A French limited company (société anonyme)

With stated capital of €[.]

Registered office: 32 Rue Blanche, 75009 Paris

Paris Trade and Companies Register No. 484 786 249

NOTICE OF GRANT -

SPECIAL WARRANTS FOR EMPLOYEES, OFFICERS AND DIRECTORS OF NEW COMPANIES

(BSPCE)

SECTION I

[[FIRSTNAME]] [[LASTNAME]]

[[RESADDR1]]    [[RESADDR2]]    [[RESADDR3]]    [[RESPOSTALCODE]]     [[RESCOUNTRYCODE]]    [[RESCOUNTRY]]

We are pleased to inform you that, pursuant to the authority delegated to the board of directors under the twelfth resolution of the general shareholders’ meeting of CRITEO (the “Company”) on [.], the board has decided to grant you special warrants (BSPCE) for employees, officers and directors of new companies (the “Warrants”), which are governed by the provisions of the relevant resolution submitted to the approval of said shareholders’ meeting and the provisions of this notice of grant (the “Notice of Grant”).

- Date of Grant:	[[GRANTDATE]]

- Number of Warrants granted:	[[SHARESGRANTED]]

- Total Number of Ordinary Shares issuable upon exercise of the Warrants:	[[SHARESGRANTED]]

- Exercise Price per Share:	[[GRANTPRICE]] euros

- Total Exercise Price:	[[TOTALGRANTPRICE]] euros

- Warrant Lifetime/Expiration Date:	10 years / [[GRANTEXPIRATIONDATE]]

Effective date of Warrants:

Warrants will be granted as from the Warrant Grant Date.

Warrant exercise schedule and lifetime:

Warrants may be exercised on the basis of the following initial schedule:

•	One-fourth of the Warrants at the end of a period of twelve (12) months starting on [.];

•	Then, 1/16th at the end of each quarter following the end of the aforementioned initial twelve (12) month period, for 36 months following that period; and

•	No later than ten (10) years after the Warrants are issued, it being specified that any Warrants not exercised by the end of this ten (10) year period will lapse automatically.

The number of Warrants which may be exercised pursuant to the above schedule shall always be rounded down to the nearest whole number.

As an exception to the foregoing, in the event of (i) the merger of the Company into another company not controlled by the shareholders holding control of the Company immediately prior to the completion of said merger, (ii) the sale or transfer of shares by one or more Company shareholders to one or more third parties under common control, with the result that more than 50% of the capital and voting rights in the Company is transferred to said third party(ies), or (iii) the sale or transfer of all or substantially all of the Company’s assets to a third party not controlled by the Company or its shareholders (in each case, a “Transaction”), the Warrants must be assumed or replaced with equivalent rights by the surviving company or the party(ies) which acquire(s) the Company’s shares or assets (in each case, “the Purchaser”). It is specified that (i) the Warrants shall be deemed “assumed” by the Purchaser if, following the completion of the Transaction, they enable their holders to receive, for each share subscribed upon the exercise of a Warrant, the same price (in cash or kind) as that received by holders of ordinary shares of the Company within the framework of the Transaction, and (ii) any rights substituted for the Warrants shall be deemed “equivalent” by the Purchaser if, on the date they are substituted, such rights have a market value at least equivalent to that of the Warrants, as determined by the Company’s board of directors.

In the event the Purchaser does not assume the Warrants, the Warrants shall become exercisable on an accelerated basis to give their holders the opportunity to subscribe, in addition to the number of ordinary shares to which they are entitled upon exercising their exercisable Warrants, a number of ordinary shares corresponding to one hundred per cent (100%) of their Warrants not yet exercisable on the date said Transaction is completed, on the terms and conditions and according to the timeframes set by the Company’s board of directors and notified to Warrant holders in writing or by electronic means. The period during which the Warrants may be exercised, which shall be no less than ten (10) days, will then be set by the board of directors, and any Warrants not exercised by the end of that period shall automatically and permanently lapse.

In addition, unless the board of directors decides otherwise at the time of the events below, exercisable Warrants must be exercised by their holder or their beneficiaries, failing which they will lapse:

(a)	Within one month after the Warrant holder, on his/her own initiative or that of the company(ies) concerned, ceases to be an employee or officer of the Company or the companies it controls or by which it is controlled within the meaning of article L. 233-3 of the French Commercial Code (Code de Commerce); or

(b)	At the latest, immediately prior to the completion of the aforementioned Transaction, it being specified that the Company shall be required to notify Warrant holders of the completion of any Transaction of which they may not be aware at least fifteen (15) days in advance; or

(c)	Within six (6) months following the disability or death of the Warrant holder.

If applicable, any Warrants that are not yet exercisable as at the date on which any whatsoever of the events listed in paragraphs (a) to (c) above occurs, shall automatically lapse, and the aforementioned timeframes shall not extend the lifetime of the Warrants beyond the aforementioned ten (10) year period.

—ooOoo—

CRITEO

A French limited company (société anonyme)

With stated capital of €[.]

Registered office: 32 Rue Blanche, 75009 Paris

Paris Trade and Companies Register No. 484 786 249

NOTICE OF GRANT - SPECIAL WARRANTS FOR EMPLOYEES, OFFICERS AND DIRECTORS

OF NEW COMPANIES (BSPCE)

SECTION II

TERMS AND CONDITIONS

1.	Grant of Warrants

The Company grants the holder identified in Section I of this Notice of Grant (the “Warrant Holder”), [[SHARESGRANTED]] Warrants entitling the Warrant Holder to subscribe a total of [[SHARESGRANTED]] Shares at the exercise price (“Exercise Price”) specified in Section I, in accordance with the resolutions of the board of directors meeting of [[GRANTDATE]] and the provisions of the twelfth resolution of the general shareholders’ meeting of [.].

The Warrants are governed by the provisions of article L. 228-91 of the French Commercial Code and article 163 bis G of the French Tax Code (Code général des impôts).

2.	Exercise of Warrants

(a) The Warrants may be exercised during their lifetime in accordance with the Warrant exercise schedule set out in Section I. Should the Warrant Holder lose his/her status as an employee or executive, his/her right to exercise the Warrants shall be governed by the applicable provisions of Section I.

(b)	Procedure for Exercise of Warrants

To exercise the Warrants, the Warrant Holder must send a Warrant exercise notice (“Warrant Exercise Notice”) along with a share subscription form referencing the decision to exercise the Warrants and the number of Shares for which the Warrants are being exercised (the “Subscribed Shares”). The Exercise Notice must be signed by the Warrant Holder and delivered in person or sent to the Company by registered mail, return receipt requested, or faxed and immediately confirmed in a letter sent by registered mail, return receipt requested. The Exercise Notice must be accompanied by payment of the aggregate amount of the Exercise Price in respect of all Subscribed Shares. Where the Exercise Price of the shares is paid by check, the check must be enclosed with the subscription form. If the check is not a bank check, it shall be deemed as payment on the date it is received only if it there are sufficient funds in the account on which it is drawn. Where the Exercise Price of the shares is paid by wire transfer, the Exercise Price must be received on the Company’s account within ten calendar days following the date on which the Company receives said subscription form.

Shares shall be issued upon the exercise of the Warrants only if the Exercise Price has been paid up in full and said Warrants are exercised and said Shares are issued in compliance with the mandatory provisions of Book II of the French Commercial Code.

Upon the exercise of a Warrant, the Shares issued to the Warrant Holder shall be fully fungible with existing Company Shares and shall earn dividends for the fiscal year in which the Warrant is exercised.

3.	Payment methods

Full payment of the Exercise Price must be made, at the Warrant Holder’s discretion, by:

(1)	Wire transfer;

(2)	Check;

(3)	Set-off; or

(4)	Any combination of the foregoing methods of payment.

4.	Non-Transferability of Warrants

In accordance with the provisions of article 163 bis G-II of the French Tax Code, the Warrants are non-transferable.

5.	Warrant Lifetime

The Warrants may be exercised only during the period specified in Section I of this Notice of Grant.

6.	Limitations

The grant of Warrants shall not confer upon Warrant Holders a right to keep their job or corporate office within the Company or one of the companies it controls or by which it is controlled within the meaning of article L. 233-3 of the French Commercial Code (hereinafter referred to as an “Affiliate”). Accordingly, the grant of Warrants shall in no way limit any rights of the Company or an Affiliate, as the case may be, to terminate such employment or corporate office under any circumstances.

The Warrants do not in any way constitute a component of the employment contract, corporate office or compensation of the Beneficiary.

SECTION III

7.	Applicable Law

This Notice of Grant is governed by French law.

Any dispute which may arise in connection with this Notice of Grant shall be subject to the exclusive jurisdiction of the Paris District Court (Tribunal de grande instance de Paris).

Signed in Paris, on [[GRANTDATE]]

THE WARRANT HOLDER	CRITEO
[[FIRSTNAME]] [[LASTNAME]]